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                               FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into as of the 14th day of August, 1998, by and between ALVIN W. LEINGANG, as successor in interest to Wayne Kluck (hereinafter referred to as the "Owner") and LEINGANG SIDING AND WINDOWS, INC. (hereinafter referred to as the "Renter").

                                      RECITALS:

     A. Wayne Kluck ("Kluck") and Renter entered into a Lease dated August 16, 1995 (the "Lease") for certain premises (the "Premises") located in Minot, North Dakota, as more particularly set forth therein.

     B.   Owner purchased the Premises from Kluck on May 15, 1998.

     C.   Owner and Renter desire to amend the Lease as set forth below.

     NOW, THEREFORE, for valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is agreed between the parties as follows:

     1. The first sentence of Paragraph 11 on Page 2 of the Lease shall be revised to read as follows:

          "That this lease may be renewed for two additional terms, the first for 3 years and the second term for 5 years, for Seventy Nine Thousand Two Hundred and No/100ths Dollars ($79,200.00), ($26,400.00 per year, $2,200.00 paid on or before the first day of each and every month of the renewal term), upon six months written notice by the renter to the owner of the renter's intention to renew the lease for the additional term."

     2. Paragraph 8 on Page 2 of the Lease shall be amended to include the following at the end of such Paragraph:

          "The insurance policies kept and maintained by the parties shall be endorsed to provide for or shall otherwise contain a waiver of subrogation by the insurance company or companies except for intentional or grossly negligent acts of the parties, it being the intent of the parties that in the event of loss caused by ordinary negligence, the parties agree to look solely to the proceeds of insurance policies."

          In addition, in Paragraph 8 on Page 2 of the Lease, the following shall be added to the first sentence in such Paragraph, following "property damage:"

          "(including fire with extended coverage)"

          In addition, in Paragraph 8 on Page 2 of the Lease, the following shall be deleted from the first sentence in such Paragraph:

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          "and will indemnify the owner against any losses and all claims brought against him for any reason."

     3. Paragraph 10 on Page 2 of the Lease shall be deleted in its entirety and the following shall be inserted as Paragraph 10:

          "If the Premises are destroyed or damaged by fire, explosion, earthquake, windstorm, flood, casualty, or other cause to such extent that Renter cannot continue its normal business therein, or if, in Renter's reasonable opinion, the Premises are rendered untenantable or unfit for occupancy, Renter shall have the option within a period of fifteen (15) days thereafter to declare the Lease terminated as of the date of such damage or destruction by giving Owner written notice to such effect, and the rent shall be apportioned as of such date and all prepaid rent shall forthwith be repaid. If Renter does not exercise this option, Owner shall at its own expense, perform as rapidly as circumstances permit such rebuilding and repairs as may be necessary to restore the Premises to their former condition. From the date of such damage until such restoration is completed there shall be no pro rata abatement of rent to the extent that and for the period that the Premises are untenantable. Unreasonable delay on Owner's part in commencing or carrying out repairs following destruction or damage shall entitle Renter to terminate this Lease as of the date of such destruction or damage."

     4.   A new Paragraph 15 shall be added to read as follows:

          "All fees, taxes and assessments including rent, tax, business tax, real estate tax, payable to the city, county, state and USA during the life of this Lease shall be paid by Renter within fifteen (15) days of receiving notice of fees, assessments or taxes due."

     5. All other terms and conditions of the Lease shall remain the same, except as expressly modified herein.


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     IN WITNESS WHEREOF, the parties hereto have hereunto executed this First
Amendment to Lease as of the date set forth above.


                                             OWNER:

                                             /s/ Alvin W. Leingang
                                            --------------------------------
                                            ALVIN W. LEINGANG



                                            RENTER:

                                            LEINGANG SIDING AND WINDOW, INC.

                                            By:  /s/ Stephen A. Hoffmann
                                                -----------------------------
                                                 Stephen A. Hoffmann, President


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